Exhibit 3.2.17
EXHIBIT B lSetK Exhih BY-LfiWS ARTICLE I Section 1 — Name. The name of the corporation shall be “PARON, INC.” (hereinafter referred to as the “corporation”). Section 2 — Seal. The corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and the State of Incorporation, with the words “corporate seal” through the center, so mounted that it may be used to impress these words in raised letters upon paper. The seal shall be in the charge of the Secretary. Section 3 Fiscal Year. The fiscal year of the corporation shall begin at the beginning of the 1st day of January and end at the close of the 31st day of Decerrtoer next succeeding. ARTICLE II CAPITAL STOCK Section 1 Consideration for Shares. The Board of Directors shall cause the corporation to issue the capital stock of the corporation for such consideration as has been fixed by such Board in accordance with the provisions of the Articles of Incorporation. Section 2 Payment of Shares. Subject to the provisions of the Articles of incorporation, the consideration for the issuance of the shares of the capital stock of the corporation may be paid, in whole or in part, in money, or in other property, tangible or intangible; provided, however, that the part of the surplus of the corporation which is transferred to capital upon the issuance of such shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors i xhi the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes or future services shall not be accepted in payment or part payment of any of the Stock of the corporation.

BY-LSWS Page 2 Section 3 Preemptive Rights. The holders of shares of the common stock of the corporation at all times shall have preemptive rights to subscribe for or acquire, in proportion to their holdings, any and all shares of caiman stock, or securities convertible into cannon stock, or warrants or other instruments carrying the right to purchase shares of caiman stock, which may hereafter be issued by the corporation, and such holders shall have such preenptive rights to subscribe for or acquire shares of any other class of stock of the corporation which may be hereafter issued, as may be provided by the laws of the State of Indiana, Section 4 — - Issuance of Shares. The authorized but unissued shares of connion stock of the corporation may be issued and sold or otherwise disposed of by the corporation, at any time or fran time to time, for such consideration, not less than the par value of such shares, if any, and for such purpose or purposes, as may be determined by the Board of Directors. Section 5 — - Acquisition by Corporation of its Own Stock. Unless any statute of the State of Indiana shall expressly provide to the contrary, the corporation may acquire, hold and dispose of any shares of its cannon stock or stock of any other class theretofore issued and outstanding. Section 6 — - Certificates for Shares. The corporation shall issue to each shareholder a certificate signed by the president or a vice-president, and the secretary of the corporation certifying the number of shares owned by him in the corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the president, vice-president, or secretary may be facsimiles. The certificate shall state the name of the registered holder> the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up. One certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon the certificate shall be stamped accordingly. If the corporation issues more than one class, every certificate issued shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a sunmary thereof. Section 7 — - Form of Certificates. The stock certificates to represent the shares of the capital stock of this corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors. Section 8 — - Transfer of Stock. Title to a certificate and to the shares represented thereby can be transferred only: (a) By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

j-V-LAVS Page 3 (b) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person. Section 9 — - Closing of Transfer Book. The transfer books shall be closed for a period of ten days prior to the date set for any meeting of shareholders, and during such period no new certificate of stock shall be issued by this corporation and no change or transfer shall be made upon the records thereof. ARTICLE III MEETINGS OF STOCKHOLDERS Section 1 — - Place of Meetings. The Board of Directors may designate any place, either within or without the State of Indiana, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the corporation, in the City of Evansville, Indiana. Section 2 — - Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at 10:00 A.M. in the forenoon on the third Tuesday in February of each year, if such day is not a legal holiday, and if a holiday, then on the 1st following day that is not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at the time and place herein provided, the same may be held at any time following the close of each fiscal year of the corporation, but in no event shall the annual meeting of shareholders be held later than five months after the close of each fiscal year of the corporation. Section 3 Special Meetings. A special meeting of the shareholders may be be called at any time by the Board of Directors, the Chairman of the Board, or by Shareholders holding not less than one-third (1/3) of all the shares of capital stock outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat. Section A Notice of Meetings. A written or printed notice of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary or by the officers or persons calling the meeting, to each holder of the capital stock of the corporation, at the time entitled to vote, at such address as appears upon the records of the corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

BY-IAWS Page 4 Section 5 — - Voting at Meetings. Except as otherwise provided by the provisions of the Articles of Incorporation, ever shareholder shall have the right at every shareholder’s meeting of the corporation to one vote for No share shall be voted at any meetings: Upon which an installment is due and unpaid; or Which shall have been transferred on the books of the corporation within ten days next preceding the date of the meeting; or (3) Which belongs bo the oorporation that issued the share. Section 6 — - Proxies. A shareholder nay vote either in person or by proxy executed in writing by” the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein. Section 7 Quorum. Unless otherwise provided in the Articles of Incorpora tion, at any meeting of the shareholders, a majority of the shares of the capital stock outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy, shall constitute a quorum. Section 8 — - Organization. The Chairman of the Board, and in his absence, the Vice-chairman of the Board, ard in their absence any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the secretary of the oorporation shall act as secretary of all meetings of the shareholders. In the absence of the secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting. ARTICLE IV BQftKD OF DIRBCTORS Section 1 — - Board of Directors. The Board of Directors shall consist of three (3) members, who shall be elected annually by a majority of the shares represented at the annual meeting of the shareholders. Such directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Directors must be a citizen of the United States. Directors need not be shareholders unless the Articles of Incorporation so require. Section 2 Duties. The corporate power of the corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

BY-LfiWS Page 5 Section 3 — - Resignation. A director may resign at any time by filing his written resignation with the secretary. Section 4 — Removal. At a meeting of the shareholders called expressly for that purpose, directors may be removed in the manner provided in this Section, unless otherwise provided in the Articles of Incorporation. Any and all of the members of the Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote, at an election of directors. Section 5 — - Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of a majority thereof, may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting called for the purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any director elected by the Board of Directors to fill any vacancy. Section 6 Annual Meeting. The Board of Directors shall meet each year imrediately after the annual meeting of the shareholders, at the place viiere such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 7 following. Section 7 — Other Meetings. Other meetings of the Board of Directors may be held upon the call of the Chairman of the Board, the Vice-Chairman of the Board, or of two or more members of the Board of Directors, at any place within or without the State of Indiana, or by means of a conference telephone or similar catnunications equipment by which all persons participating in the meeting can ocmmunicate with each other, in which case participation in such manner constitutes presence in person at the meeting, and upon forty-eight hours’ notice, specifying the time, place, manner, and general purposes of the meeting, given to each director, either personally, by mailing or by telegram. At any meeting at which all directors are present, notice of the time, place and purpose thereof shall be deemed waived; and similar notice may litewise be waived by absent directors, either by written instrument or by telegram. Section 8 Quorum. At any meeting of the board of directors, the presence of a majority of the members of the board elected and qualified shall constitute a quorum for the transaction of any business except the filing of vacancies in the board of directors. Section 9 Organization. The Chairman of the Board, and in his absence the Vice-Chairman of the Board, and in their absence any director chosen by the directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meeting. The secretary of the corporation shall

BY-LAWS Page 6 act as secretaiy of the Board of Directors, but in the absence of the secretary the presiding officer may appoint any director to act as secretary of the meeting. Section 10 Order of Business. The order of business at all meetings of the Board of Directors shall be as follows: Roll call, Reading of the Minutes of the preceding meeting and action thereon, Reports of officers, Reports of Conndttees, Unfinished business, Miscellaneous business, New business. ACTION V EXECUTIVE OOMCTIEE Section 1. — Number and Tenure. The Board of Directors may, at any meeting, appoint one director who, with the Chairman of the Board, shall constitute and be called the executive ccmmittee. In case of the absence or inability to act of the Chairman of the Board, the Vice-Chairman of the Board shall act as a member of the executive committee. At any time when the office of Vice-Chairman shall be vacant, the Board of Directors shall appoint a member of the Board of Directors to serve in the place of the Vice-Chairman. Each director appointed to the executive ccmnittee shall act as a member of the executive conmittee until another director is appointed and acts in his place. The Chairman of the Board shall preside at meetings of the executive committee. In case of the absence or inability to act as Chairman of the Board, or upon his request, the duties and powers given to him in this Article shall vest in the Vice-Chairman, and in his absence or inability to act or if the office of Vice-Chairman shall be vacant, shall vest in such other director as may be appointed by the Board of Directors. Section 2 Powers. The executive committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business. When the Board of Directors is not in session, the executive committee shall have and may exercise all the powers of the Board of Directors, so far as such may be delegated legally, with reference to the conduct of the business of the corporation, except that the executive conmittee shall not have the power or authority of the Board of Directors in reference to amending the Articles of incorporation, adopting an agreement of merger or consolidation, reccmnending to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets,

BY-LAWS Page 7 recKXimending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation or declaring a dividend or authorizing the issuance of stock. Section 3 — Meetings. Meetings of the executive committee shall be held at the office of the corporation, or elsewhere, or by means of a conference telephone or similar ccranunications equipment by which all persons participating in the meeting of the executive committee can cormunicate with each other, and participation in this manner shall constitute presence in person at the meeting. Such meetings of the executive catmittee may be held at such time or times as the rosnbers of the executive committee may appoint, but the executive carmittee shall at all times be subject to the call of the Chairman of the Board. Section 4. — - Records and Reports. The executive committee, through the secretary any assistant secretary, shall keep the minutes of the meetings of the executive committee and cause them to be recorded in a book kept at the principal office of the corporation for that purpose. Such minutes shall be presented to the Board of Directors from time to time for their information. ARTICLE VI OFFICERS QP THE CORPORATION Section 1 — - Officers. The officers of the corporation shall consist of a Chairman of the Board, a Vice-chairman of the Board, a President, a Secretary, and a Treasurer, and the Board of Directors, furthermore, may appoint such assistant secretaries and assistant treasurers as it may determine. All such officers shall serve during the pleasure of the Board of Directors. Any two or more offices may be held by the same person, except that the duties of the President and Secretary shall not be performed by the same person. The Board of Directors by resolution may create and define the duties of other offices in the corporation and shall elect and appoint persons to fill all such offices. Election or appointment of an officer shall not of itself create any contract rights. Section 2 — Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the board of directors and the officer so elected shall hold office until his successor is chosen and qualified. Section 3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders, meetings of the Board of Directors, and meetings of the executive committee, and shall have such other and further authority and perform such other duties as are prescribed by these by-laws and by the Board of Directors. Section 4 Vice hairman of the Board, ttie Vice-Chairman of the Board, if he is not the chief executive officer of the corporation, shall have authority and perform such duties as may be prescribed by these by-laws and by the

BY-LAWS Page 8 Chairman of the Board. The Vice-chairman of the Board, in the absence or disability of the Chairman of the Board, shall preside at all meetings of the stockholders, meetings of the Board of Directors, and meetings of the executive committee. Section 5 — - President. The President, if he is not the chief executive officer of the corporation, shall have such authority and perform such duties as may be prescribed by these by-laws and by the chief executive officer. ·me President, if he is the chief executive officer of the corporation, shall have such authority and perform such duties as are prescribed by these by-laws and by the Board of Directors. Section 6 Chief Executive Officer. The Board of Directors shall designate the Chairman of the Board, the Vice-Cnairman of the Board, or the President as the chief executive officer of the corporation. Such chief executive officer shall have the general direction of the affairs of the corporation, subject to the Board of Directors. He may appoint and discharge agents and employees, and perform such other duties as are incident to his office or delegated to him fcy the Board of Directors or which are or may at any time be authorized or required by law. Section 7 — Secretary. The Secretary shall have the custody and care of the corporate seal, records, minutes and stock books of the corporation. He shall attend all meetings of the shareholders and of the Board of the Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing ccmnittees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the corporation, shall file and take charge of all papers and documents belonging to the corporation and shall perform such other duties as this code of by-laws may require or the Board of Directors may prescribe. Section 8 — - Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times, the financial condition of the corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or depositary to be designated by the Board of Directors, and shall keep such bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this code of by-laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors. Section 9 Assistant Secretaries and Assistant Treasurers. The assistant secretaries and the assistant treasurers, respectively {in the order designated by the Board of Directors or, lacking such designation, by the Chairman of the Board) in the absence of the Secretary or Treasurer, as the

BY-LBWS Page 9 case may be, shall perform the duties and exercise the powers of such Secretary of Treasurer and shall perform such other duties as the Board of Directors shall prescribe. Section 10 Delegation of Authority. In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire board of directors concurs therein. Section 11 — Execution of Documents. Unless otherwise provided by the Board of Directors, or the executive committee, all contracts, leases, cantercial paper and other instruments in writing and legal documents, shall be signed by the president and attested by the secretary. All bonds, deeds and mortgages shall be signed by the President and attested by the Secretary. All certificates of stock shall be signed by the President and attested by the Secretary. All checks, drafts, notes and orders for the payment of money shall be signed by those officers or employees of the corporation as the directors may frcm time to time designate. Section 12 Loans to Officers. No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or director of the corporation. ARTICLE VTI INDH IFIGATION Section 1 — - Indemnification. The corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in \ghich he is made a party by reason of his being and having been a director or officer of the corporation, except in relation to matters as to which he shall be adjudged in such action suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director or officer. In the event of settlement of such action, suit or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such director or officer in connection therewith but such indemnification shall be provided only if the corporation is advised by its counsel that, in his opinion, (i) such settlement is for the best interests of the corporation and (ii) the director or officer to be indemnified has not been guilty of negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right, rights, to which he may be entitled under any by-law, agreement, vote of shareholders or otherwise.

by-laws Page 10 ARTICLE VIII CORPORATE BOOKS Section i Place of Keeping, in General. Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the corporation or by these by-laws, the books and records of the corporation may be kept at such place or places, within or without the State of Indiana, as the board of directors may from time to time by resolution determine. Section 2 Stock Register or Transfer Book, The original or duplicate stock register or transfer book shall contain a ccrcplete and accurate shareholders list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, and shall be kept at the principal office of the corporation in the State of Indiana. ARTICLE IX AMENDMENTS Section 1 — - Amendments. By-laws nay be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment, or repeal by the shareholders, in which event, action thereon may be taken at any meeting of the shareholders by the vote of a majority of the voting shares outstanding. ARTICLE X REPAYMENT OF EXCESS PAYMENTS Section 1 — - Repayment. All payments made by the corporation to any officer or~director of the corporation, whether as salary, wages, fees, rent, interest, or otherwise, and with respect to which the corporation takes and asserts an income tax deduction, shall be expressly subject to the obligation of the payee to repay such portion thereof as may be finally disallowed as an income tax deduction by the corporation. All officers and directors are charged with knowledge of this section of the by-laws and the fact that their contracts of employment or other contracts with the corporation are expressly subject to the provisions of this By-law.